Exhibit 24




                           CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38229) pertaining to the Coal-Mac, Inc. Savings and Retirement Plan and in the related Prospectus and in the Registration Statement (Form S-3, No. 33-46856) and in the related Prospectus of our report dated May 17, 1994, with respect to the financial statements and schedules of the Coal-Mac, Inc. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                                           /s/ERNST & YOUNG



          Louisville, Kentucky
          June 21, 1994


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